UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2023

Twilio Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37806	26-2574840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Spear Street, Fifth Floor

San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

(415) 390-2337

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	TWLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Form of Cash-Based Award Agreement

On February 22, 2023, the Compensation and Talent Management Committee (the “Committee”) of the Board of Directors (the “Board”) of Twilio Inc. (the “Company”) approved a form of Cash-Based Award Agreement for Company Employees (the “Award Agreement”) for use under the Company’s 2016 Stock Option and Incentive Plan (the “Plan”). The Award Agreement entitles the grantee to a payment in cash (without interest) upon the attainment of the performance goal(s) set forth in the Award Agreement.

The foregoing summary is qualified in its entirety by reference to the full text of the Award Agreement which is attached hereto as Exhibit 10.1 and is incorporated by reference.

Compensation Arrangements of Certain Officers

On February 22, 2023, the Committee approved the grant of cash-based awards to certain of its named executive officers as well as to Aidan Viggiano, who will become the Company’s Chief Financial Officer effective March 1, 2023 (together, the “Cash Awards”). The Cash Awards were granted pursuant to the terms of the Plan and the Award Agreement and provide for a cash payment (the “Cash Payment”) as set forth below upon the achievement of certain performance goals relating to non-GAAP operating profit targets over the Company’s 2023 fiscal year. Fifty percent of the Cash Payment can be earned upon achieving the threshold performance target, and 100% of the Cash Payment can be earned upon achieving or exceeding target performance, with the amount of the Cash Payment calculated on a linear basis between threshold and target.

In the event of a Sale Event (as defined in the Plan) where the Cash Award is not assumed, continued or substituted (a “Non-Assumption Sale Event”), 100% of the Cash Payment will vest and become payable. In the event of a Sale Event that is not a Non-Assumption Sale Event, then the amount of the Cash Payment will be calculated based on actual performance through the last day of the Company’s 2023 fiscal year, provided, however, if prior to that date, the recipient’s employment is terminated (i) by the Company for any reason other than Cause (as defined in the Senior Executive Severance Plan), death or disability or (ii) by the recipient for Good Reason (as defined in the Senior Executive Severance Plan), and the termination occurs during the Change in Control Period (as defined in the Senior Executive Severance Plan), then, subject to the recipient’s satisfaction of the Release Requirement (as defined in the Senior Executive Severance Plan), the recipient will receive 100% of the Cash Payment.

Recipient	Cash Payment (Target)
Khozema Shipchandler	$3,000,000
Elena Donio	$3,000,000
Aidan Viggiano	$2,750,000
Dana Wagner	$1,500,000

Company Severance Plans

On February 22, 2023, the Committee extended the term of the Company’s Chief Executive Officer Severance Plan (the “CEO Severance Plan”) and made certain changes to the benefits provided thereunder upon a qualifying termination. Additionally, on the same date, the Committee approved a new Senior Executive Severance Plan covering certain members of the Company’s executive team, including Khozema Shipchandler, Elena Donio, and Dana Wagner (the “Senior Executive Severance Plan” and together with the CEO Severance Plan, the “Severance Plans”).

The term of the CEO Severance Plan was continued effective as of February 22, 2023, for a three-year period (the “Initial Renewal Term”), unless sooner terminated in accordance with its terms. The Senior Executive Severance Plan is effective as of February 22, 2023, and will continue for an initial three-year term, unless sooner terminated in accordance with its terms. The term of the applicable Severance Plan will automatically continue following the Initial Renewal Term or the initial three-year term, as applicable, for additional three-year periods (each such three-year extension, a “Renewal”), unless at least six months prior to an applicable Renewal, the administrator of the applicable Severance Plan takes action to not continue the term of the applicable Severance Plan beyond the Renewal term or the initial term then in effect, and the participants in the applicable Severance Plan are notified in writing that the applicable Severance Plan will not continue beyond such period.

As amended, the CEO Severance Plan, and as approved, the Senior Executive Severance Plan, provide that if the participant in the applicable Severance Plan is terminated (i) by the Company for any reason other than for Cause (as defined in the applicable Severance Plan), death or disability or (ii) by the participant for Good Reason (as defined in the applicable Severance Plan), in each case outside of the change in control period (the period beginning three months prior to and ending 12 months after, a Change in Control (as defined in the applicable Severance Plan)), the participant will be entitled to receive, subject to the execution and effectiveness of a general release of claims in favor of the Company, (A) a lump sum cash payment equal to 18 months (in the case of the CEO Severance Plan) or 12 months (in the case of the Senior Executive Severance Plan) of base salary, (B) if the participant was participating in the Company’s group health plan immediately prior to the date of termination and elects COBRA health continuation, a monthly cash payment equal to the monthly employer contribution that the Company would have made to provide health insurance to the participant if the participant had remained employed, for up to 18 months (in the case of the CEO Severance Plan) or up to 12 months (in the case of the Senior Executive Severance Plan), and (C) for the CEO Severance Plan only, an additional 12 months of vesting credit with respect to the participant’s outstanding and unvested equity awards that are subject only to time-based vesting.

The amended CEO Severance Plan and the approved Senior Executive Severance Plan also provide that if the participant is terminated (i) by the Company other than for Cause, death or disability or (ii) by the participant for Good Reason, in each case within the change in control period, an eligible participant will be entitled to receive, in lieu of the payments and benefits above and subject to the execution and effectiveness of a general release of claims in favor of the Company, (i) a lump sum cash payment equal to 24 months (in the case of the CEO Severance Plan) or 18 months (in the case of the Senior Executive Severance Plan) of base salary, (ii) if the participant was participating in the Company’s group health plan immediately prior to the date of termination and elects COBRA health continuation, a monthly cash payment equal to the monthly employer contribution that the Company would have made to provide health insurance to the participant if the participant had remained employed, for up to 24 months (in the case of the CEO Severance Plan) or up to 18 months (in the case of the Senior Executive Severance Plan), and (iii) for both Severance Plans, full accelerated vesting of all outstanding and unvested equity award held by such participant; provided, that any unvested and outstanding equity awards subject to performance conditions will be deemed satisfied at the target levels specified in the applicable award agreements.

The Severance Plans provide that in the event that the severance payments and other benefits payable to an eligible participant constitute “parachute payments” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then the eligible participant’s benefits will be either (i) delivered in full or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by the participant on an after-tax basis of the greatest amount of benefits. No excise tax gross-up is provided in the Severance Plans.

The foregoing summary is qualified in its entirety by reference to the full text of the amended CEO Severance Plan which is attached hereto as Exhibit 10.2 and is incorporated by reference.

The foregoing summary is qualified in its entirety by reference to the full text of the Senior Executive Severance Plan which is attached hereto as Exhibit 10.3 and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Cash-Based Award Agreement

10.2	Form of Amended CEO Severance Plan

10.3	Form of Senior Executive Severance Plan

10.4	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWILIO INC.

February 22, 2023	By:	/s/ Khozema Z. Shipchandler
	Name:	Khozema Z. Shipchandler
	Title:	Chief Operating Officer